Exhibit 99.1

Information Relating to Part II, Item 14 – Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by (i) Genesee & Wyoming Inc. (the “Company”) of 3,791,004 shares of Class A Common Stock, par value $0.01 per share (“Shares”), including 525,000 Shares issued pursuant to an underwriters’ option to purchase additional Shares from the Company, (ii) the selling stockholder of 233,996 Shares and (iii) the Company of 2,300,000 5.00% Tangible Equity Units (the “Units”), including 300,000 Units issued pursuant to an underwriters’ option to purchase additional Units, in each case pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-183862) filed on September 12, 2012, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee.

Total
SEC registration fee under the Securities Act	$56,224.91
Printing expenses	115,000.00
Legal fees and expenses	2,000,000.00
Accounting fees and expenses	225,000.00
Transfer Agent fees	3,000.00
Trustee fees and expenses	67,000.00
Listing fees	34,000.00

Total	$2,500,224.91